Form C

Cover Page

Name of issuer:

Cary Rx Inc

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 11/13/2015

Physical address of issuer:

1300 7th st nw
washington DC 20001

Website of issuer:

http://www.caryrx.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$156,075.00	$66,884.00
Cash & Cash Equivalents:	$15,950.00	($628.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,224.00	$11,068.00
Long-term Debt:	$161,375.00	$45,676.00
Revenues/Sales:	$58,646.00	$0.00
Cost of Goods Sold:	$57,209.00	$0.00
Taxes Paid:	$475.00	$175.00
Net Income:	($137,476.00)	($53,209.00)

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$156,075.00	$66,884.00
Cash & Cash Equivalents:	$15,950.00	($628.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,224.00	$11,068.00
Long-term Debt:	$161,375.00	$45,676.00
Revenues/Sales:	$58,646.00	$0.00
Cost of Goods Sold:	$57,209.00	$0.00
Taxes Paid:	$475.00	$175.00
Net Income:	($137,476.00)	($53,209.00)

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$156,075.00	$66,884.00
Cash & Cash Equivalents:	$15,950.00	($628.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,224.00	$11,068.00
Long-term Debt:	$161,375.00	$45,676.00
Revenues/Sales:	$58,646.00	$0.00
Cost of Goods Sold:	$57,209.00	$0.00
Taxes Paid:	$475.00	$175.00
Net Income:	($137,476.00)	($53,209.00)

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$156,075.00	$66,884.00
Cash & Cash Equivalents:	$15,950.00	($628.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,224.00	$11,068.00
Long-term Debt:	$161,375.00	$45,676.00
Revenues/Sales:	$58,646.00	$0.00
Cost of Goods Sold:	$57,209.00	$0.00
Taxes Paid:	$475.00	$175.00
Net Income:	($137,476.00)	($53,209.00)

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$156,075.00	$66,884.00
Cash & Cash Equivalents:	$15,950.00	($628.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,224.00	$11,068.00
Long-term Debt:	$161,375.00	$45,676.00
Revenues/Sales:	$58,646.00	$0.00
Cost of Goods Sold:	$57,209.00	$0.00
Taxes Paid:	$475.00	$175.00
Net Income:	($137,476.00)	($53,209.00)

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$156,075.00	$66,884.00
Cash & Cash Equivalents:	$15,950.00	($628.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,224.00	$11,068.00
Long-term Debt:	$161,375.00	$45,676.00
Revenues/Sales:	$58,646.00	$0.00
Cost of Goods Sold:	$57,209.00	$0.00
Taxes Paid:	$475.00	$175.00
Net Income:	($137,476.00)	($53,209.00)

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$156,075.00	$66,884.00
Cash & Cash Equivalents:	$15,950.00	($628.00)
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,224.00	$11,068.00
Long-term Debt:	$161,375.00	$45,676.00
Revenues/Sales:	$58,646.00	$0.00
Cost of Goods Sold:	$57,209.00	$0.00
Taxes Paid:	$475.00	$175.00
Net Income:	($137,476.00)	($53,209.00)

Describe any other rights:

Preferred Stock has not yet been issued, but will have liquidation preferences and no voting rights. Options will convert to Common Stock, so holders will receive voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Nima Negahban
Issue date	05/09/16
Amount	$145,643.00
Outstanding principal plus interest	$145,643.00 as of 11/08/18
Interest rate	1.0% per annum
Current with payments	Yes

This is an unsecure loan and there is no maturity date. It will be paid at the Company's discretion. The proceeds of this loan may be used for business expenses.

Loan

Lender	M & T Bank
Issue date	12/09/16
Amount	$150,000.00
Outstanding principal plus interest	$116,708.00 as of 11/08/18
Interest rate	5.75% per annum
Current with payments	Yes

This is a line of credit.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	SAFE	$0	General operations
5/2017	Section 4(a)(2)	SAFE	$78,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Nima Negahban
Amount Invested	$145,643.00
Transaction type	Loan
Issue date	05/10/16
Outstanding principal plus interest	$145,643.00 as of 11/09/18
Interest rate	1.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Principle Board Member

This is an unsecure loan and there is no maturity date. It will be paid at the Company's discretion. The proceeds of this loan may be used for business expenses.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Pharmacies are overdue for a digital upgrade. We're a full-service pharmacy in the palm of your hand. Simply add prescriptions to the app, and watch them come to your door. We offer free one-hour delivery in Washington D.C. via Postmates, and two-day shipping to Maryland and Virginia

Long-term, we aim to offer two-day shipping to the whole country and on-demand delivery in major metropolitan areas (Postmates is currently in 550 cities). Eventually, we'll also become a pharmacy benefits manager for employers so we can capture larger customers. In five years, CaryRx will be the go-to pharmacy around the country

Milestones

Cary Rx Inc was incorporated in the State of Delaware in November 2015.

Since then, we have:

- Within 7 months of launching, revenue run rate is nearly $500k.

- First pharmacy to partner with Postmates to automate delivery logistics

- 99%+ customer retention rate to date.

- Major clients include the U.S. Capitol.

- Competitive advantage: we're the only startup on the market led by a pharmacist (10+ years experience).

- Partners can grow with us as we scale: Postmates currently operates in 550 cities and McKesson (our drug supplier) is one of largest in the U.S.

- Record from order to delivery: 12 minutes.

Historical Results of Operations

Our company was organized in November 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $58,646 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 2.45% in fiscal year 2017, compared to 0% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $156,075, including $15,950 in cash. As of December 31, 2016, the Company had $66,884 in total assets, including -$628 in cash.

- *Net Loss.* The Company has had net losses of $137,476 and net losses of $53,209 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $280,599 for the fiscal year ended December 31, 2017 and $56,744 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $295,643 in debt, $78,000 in SAFEs, as well as $61,408 from McKesson Corporation.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 9 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Cary Rx Inc cash in hand is $25,852, as of October 2018. Over the last three months, revenues have averaged $32,737/month, cost of goods sold has averaged $19,275/month, and operational expenses have averaged $9,216/month, for an average net margin of $4,246 per month

Our net income has increased since in the current fiscal year as we are breaking a profit month to month. In addition, we paid off an initial inventory note of $60,000 to McKesson Corp. Our overall monthly fixed expenses have stabilized while our top line continues to grow.

We expect our fixed revenues to remain flat while staffing expenses will increase proportionally as our volume increases. Further, as COGS will also proportionally increase with our volume to support growth. In addition to staffing, our primary expense will be on marketing, which we are allocating roughly half of the seed round.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.caryrx.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Areo Nazari
- Kevin Lance
- Nima Negahban

Appendix E: Supporting Documents


CARY

INVEST IN CARYRX

$84,815
raised of $100,000 minimum target from 72 investors

Tech Enabled, On-Demand Pharmacy with Free Same-Day Delivery

Pharmacies are overdue for a digital upgrade. We're a full-service pharmacy in the palm of your hand that is reimagining the patient experience. Prescribers send us your prescriptions. Simply order them in our mobile app and watch them come to your door. We offer free delivery in Washington D.C. via Postmates, and two-day shipping to Maryland and Virginia. With a lifetime value of $330 and 99% retention rate for our 1,400 patients, we are ready to expand CaryRx's operations.

Areo Nazari
CEO and Founder
Pharmacy industry expert with bizDev/management experience. Doctor of Pharm. from Univ. of Maryland.

Welcome to the future of pharmacy. Join the CaryRx movement today.


CaryRx
The pharmacy that delivers around your schedule.
Getting Started is Easy
Free Same-Day Delivery.
No Lines. On-Demand.
Same Co-Pay.
Chat with a Pharmacist.

Why you may want to invest

1. 99%+ customer retention rate.
2. To date, filled 5k+ prescriptions for over 1,400 patients.
3. First pharmacy to partner with Postmates to automate prescription delivery logistics.
4. Within 7 months of launching, annual revenue run rate is nearly $500k.
5. Competitive advantage: we're the only on-demand pharmacy startup led by a pharmacist (9+ years experience).
6. Competitive advantage: We are the only pharmacy in the space currently offering both on-demand delivery and two-day shipping.
7. Proprietary platform developed by a seasoned tech team, includes: fulfillment platform for pharmacy, iOS/Android mobile apps and mobile app for delivery team. The CaryRx platform was made ready to scale to multiple pharmacy locations.
8. Partners can grow with us as we scale: Postmates currently operates in 550 cities and McKesson (our drug supplier) is one of largest in the U.S.

$ 250 min

Invest

REMIND ME (190)

What you are investing in

Future Equity (Wefunder SAFE)

$6M valuation cap

First $200K investors of this fundraise will invest in a SAFE with a $6M valuation cap and 22% discount.

22.0% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $6M in the future.

Earning a return
Learn more about SAFEs

app healthcare health_and_fitness retail tech technology b2c

Our Ambition

In five years, CaryRx will be the go-to pharmacy around the country. We aim to cover all 50 states with two-day shipping, and offer on-demand delivery in major metropolitan areas. By partnering with McKesson (ranked #6 by Fortune in 2017) and Postmates (operating in 550 cities) and leveraging our proprietary platform, we are ready to deliver a high volume of prescriptions as we expand.

CaryRx_Deck_.pdf

caryrx.com

washington, DC

Why I Like CaryRx

As an entrepreneur myself, I like to evaluate the team of any startup I look at and I love the CaryRx team. Industry experience can't be overlooked and I believe it will be key as they move forward and scale. It really comes down to execution when you look at the size of the total addressable market. This team will execute and do it efficiently.



Babak Mortazavi

INVESTOR IN CARYRX, REMINE. DIRECTOR OF REAL ESTATE ACQUISITIONS AT HOMEVEST.CO

THE BUZZ ABOUT CARYRX

The pharmacy industry is ripe for change and I see this as a perfect opportunity to innovate. The CaryRx team has a very defined road map that will disrupt the industry and bring needed improvements to both the pharmacy experience and supply chain. Most importantly, I've known this team for many years and believe in their ability to execute at a high level.



Nima Negahban

CaryRx Investor and Board member. CTO and co-founder of Kinetica

This pharmacy is amazing. Your doctor can send them prescriptions or you can ask them to transfer over existing ones from your old pharmacy. Then, you can ask questions and get customer service support via typing on the app. They're EXTREMELY responsive and helpful. They can also request refills for you when it's time. Then, it's delivered to your door, same day. My prescriptions come in a box, sealed up, and the first order I made included a free welcome gift of chapstick and hand sanitizer. Cannot recommend these folks highly enough.



Dallas T.

Customer

Discovering CaryRx has been one of the best things ever! Everyone should use it. With basically zero effort on your part, they will work with your current pharmacy to transfer your medicine to their pharmacy. They will also contact your doctor to renew a prescription. You just add the prescription you need to the cart, they'll calculate the cost based on your insurance, and then you can choose three different methods for them to deliver your medicine - two are completely free. They've always delivered all my medicine on time, with no issues. Plus, if you have any questions, you can just message them through the app. They are extremely responsive and helpful. There is seriously no reason not to use CaryRx. Your life will be so much better.



Rina M.

Customer

Other players in this space like NowRx and CaryRx are acutely aware of the evolving needs of the empowered consumer, and as a result, we are seeing these technology companies disrupt the traditional healthcare system to bring more transparency, choice and convenience to today's consumer.



Noah Glass

Writer for Forbes Technology Council

I will never go to any other pharmacy ever again. This process was so easy and the service was so great... Instead of me having to constantly make phone calls to follow up, they were pro-actively following up with me and making sure that I got exactly what I needed WHEN I needed it and WHERE I was at that moment. Nothing could be more convenient. I'm a 31 yr old CEO and I work long hours and don't have time to hassle with transferring prescriptions but this process was so fast - on my phone - took less than 5 minutes. Best decision I ever made. Also very impressed with the packaging. Nice work giving the customer a great experience... Props to you, CaryRX, you guys are game changing. How do I invest??

Paige C.
Customer

The best thing to hit Pharmacies since medicine itself. How can you make medicine better? Get it delivered to your door, same day, for free! Best customer service, and they are right there, call or text to answer any questions you have. The app is super easy and they take my insurance. Super happy customer, and I let everyone know. Thank you CaryRx! I feel better already!


Cori G.
Customer

The best thing about this whole thing is that it's started by a bunch of local kids who are trying to revolutionize the pharmacy business, what more could you want? Did I mention the delivery is free?

The Unmanly Chef
Food and Lifestyle Blog

CaryRx streamlines this pharmaceutical service to best fit the needs of every individual consumer. CaryRx is a new and innovative company based out of Washington DC that is completely re-inventing the pharmacy world. The new company recently partnered with Postmates to act as a same-day delivery service to patients in the District area.


Gabrielle Flavoni
Writer for Rho Chi Post

UMD alumni create a pharmaceutical delivery app

UMD alumni create a pharmaceutical delivery app - The Diamondback University of Maryland alumni created a mobile app for on-demand pharmacy with same-day shipping. The app, called CaryRx, includes sections for an individual to chat with a
August 21, 2018 @ dbknews.com

The Bag Versus The Box

In the $5 trillion U.S. retail segment, brick-and-mortar retailers continue to face an existential threat in the form of e-commerce retailers, which have already captured nearly $500 billion (paywall) thanks to lower cost structure and greater convenience.
August 21, 2018 @ forbes.com

DC company launches on-demand prescription delivery

Tech firm CaryRx has unveiled a same-day prescription delivery service that allows patients or their doctors in Washington, DC, to order prescriptions using a mobile app and receive free delivery through its fulfillment partner, Postmates. CaryRx was
August 21, 2018 @ pharmacist.com

CaryRx Launches in Washington, D.C. as Postmates' First Prescription Delivery Partner

New App Redefines the Standard For How People Interact With Their Pharmacy
August 21, 2018 @ prnewswire.com

D.C.-based CaryRx just launched on-demand prescription delivery - Washington Business Journal

A D.C.-based tech company has just launched a same-day prescription delivery service, diving into an increasingly crowded field of firms that aim to get people their pharmaceuticals as quickly as possible. The company, CaryRx, allows patients or their
July 11, 2018 @ bizjournals.com

Kevin Lance, Co-Founder of CaryRx | CEO's You Should Know | HOT 99.5

Kevin Lance is Co-Founder and VP of Business Development at CaryRx and has worked for the Company since its inception. Mr. Lance's responsibilities at CaryRx include marketing, identifying partnership opportunities, community outreach, and
November 27, 2017 @ hot995.iheart.com

Rebuilding the pharmacy from shop to digital: Interview (Includes interview and first-hand account)

CaryRx is a pharmacy startup that has set out to rebuild the pharmacy concept from the ground up, through the use of a mobile app. To hear more about this next generation approach to pharmacies we spoke with company co-founder Areo Nazari.
November 12, 2017 @ digitaljournal.com

The future of pharmacy at our fingertips - Rho Chi Post

By: Gabrielle Flavoni, PharmD Candidate c/o 2018 - Pharmacists have always been deemed one of the most accessible health care providers in the community, especially to those who cannot often travel long distances. Over the years, many retail
October 1, 2017 @ rhochistj.org

Pharmacy App That's a Game Changer

This is a sponsored post, all thoughts and opinions are my own* I know this is a food blog, but sometimes an app is so good that transcends food that I gotta share it with you guys. So basically g...
August 16, 2017 @ theunmanlychef.com



CaryRx brings prescription delivery to D.C. through Postmates - Drug Store News

Javascript must be enabled for the correct page display Skip to Content PHARMACY WASHINGTON - CaryRx and PostMates are bringing same-day delivery to patients in the Washington, D.C. metro area through their partnership. CaryRx's mobile app lets
August 4, 2017 @ drugstorenews.com

caryrx

CaryRx announced today the launch of its same-day prescription drug delivery service for people in the Washington, D.C. metro area. The Washington-based company is hoping that the convenience of its user-friendly app will draw people
August 3, 2017 @ massdevice.com

Mobile prescription delivery service launches in DC | Drug Delivery Business

CaryRx announced today the launch of its same-day prescription drug delivery service for people in the Washington, D.C. metro area. The Washington-based company is hoping that the convenience of its user-friendly app will draw people
August 3, 2017 @ drugdeliverybusiness.com

DC startup CaryRx hopes to disrupt prescription drug home delivery | WTOP

"There are other companies that have gotten into this industry and tried to fix the problem of delivery to people directly, and it didn't work for a lot of other companies because they were not the pharmacy so they were not making money selling
July 31, 2017 @ wtop.com

DC's New On-Demand Mobile Pharmacy Will Deliver Your Prescriptions For Free

In a time when you can have chef-prepared meals dropped off at your desk, groceries delivered by robot, and a private car at your disposal at the push of a button, why are any of us still standing in line at the pharmacy?
July 31, 2017 @ washingtonian.com

A Pharmacy in Your Phone



11:14 PM
100%
Let's add a prescription.
I have a paper prescription.
I would like to transfer from a pharmacy.
My doctor will send it.
T-Mobile
11:58 PM
65%
My Orders
Current Order
Past Orders
ORDER PROGRESS
Add your delivery and payment details.
Add delivery and payment
ORDER SUMMARY
Prescription copay
Cipro 500 mg
$5.00
Insurance
Aetna
Delivery location
Office
11:14 PM
100%
My Orders
Current Order
Past Orders
En route.
Your order is on its way!
Chad Sims
Cary Courier
ORDER SUMMARY

The Problem and Why CaryRx is Needed

If you've been to your local brick and mortar pharmacy recently, you're likely all too familiar with the mess of retail pharmacy. Whether it's long lines (45 minute waits are the average), persistent out of stocks, poor communication, or lack of personalized care, **the traditional retail pharmacy is a broken system.**

While working as a pharmacist, CaryRx's founder, Areo Nazari, experienced firsthand how prescription delivery was taking place in the industry. It was a very manual process with a patient experience not fit for this century. As an example, credit cards were manually processed and the pharmacy team was required to manually call drivers when needed. There was no ability to schedule deliveries for specific time slots and on demand delivery was not an option. The **patient experience was extremely lacking** as the entire process was over the phone.

The Solution: A Tech Infused Pharmacy that Delivers Prescriptions On-Demand

CaryRx is a tech enabled pharmacy serving DC (free same day delivery), MD and VA (free two-day shipping). At the businesses core is our mobile app that allows patients to order prescriptions with an "Uber" like experience, including features such as in-app chat with the pharmacy team, easy refill requests and order tracking. With a visual prescription dashboard, patients always know the current status of their prescriptions and can easily request refills when needed.

We built a proprietary platform around on-demand and mobile delivery, which allows us to have a true on-demand experience. Within our current same day delivery radius of DC, we have had prescriptions delivered in as quick as 12 minutes (for free) from the time the electronic prescription was received. There are only a few companies right now in the country who offer a true on-demand mobile experience for prescription delivery.



Your Doctor Prescribes

Tell your doctor to send your prescriptions to CaryRx. You can also transfer your prescriptions from another pharmacy.



Confirm Your Order

Confirm your co-pay and schedule your delivery. A pharmacist is always available to answer your questions via in-app chat or by phone.



Free Delivery

Say goodbye to the pharmacy line. We deliver same-day for free anywhere in DC and offer two-day shipping to MD and VA.

CaryRx vs The Competition

	On-demand delivery cost to patients	Pharmacist Founder / Executives	Vertically Integrated backend platform	Automated Delivery Logistics	2-Day shipping option	Easy signup and order process
CaryRx	Free	✔	✔	✔	✔	✔
CAPSULE	Free	×	×	×	×	✔
alto	Free	×	✔	×	×	✔
NimbleRx	Free	×	Unknown	×	×	✔
CVS pharmacy / Walgreens	Limited scheduled or mail order delivery	✔	×	×	✔	×
PillPack	Mail order only	✔	×	×	✔	×

Amazon

Amazon recently acquired PillPack to mark their entrance into the pharmacy industry. We believe they will also look to move towards entering the pharmacy benefit management space to expand on their leverage in the supply chain. We do not expect Amazon to enter the same day prescription delivery space, which is CaryRx's core offering. Brick and mortar pharmacies still dispense the majority of prescriptions nationally. CaryRx is targeting brick and mortar business while Amazon/PillPack are targeting mail order business. In fact, the industry has actually seen a shift in demand away from mail order pharmacies towards brick and mortar locations. A primary reason why we believe offering both same day and 2-day shipping is key. Further, we believe Amazon entering the market space is healthy for an industry that has seen years of consolidated corporations controlling the market.

Competitive Advantage

Vertically Integrated Backend

No double order entering. No lost prescriptions. Platform made ready to scale.

POSTMATES Partnership

Postmates integrated within our workflow. No limits to scale and volume.

Business Model

The only mobile pharmacy experience with **Free** same day delivery or 2-day shipping.

Team with Domain Knowledge

Years of pharmacy, business and tech management experience.

Traction

CaryRx launched in August 2017.

$330	$10	99%	95:5
LTV	Customer acquisition cost	Customer retention rate	Prescription transfer in to out ratio

5,000+	1,400+	33%	$30
Prescriptions filled to date	Total patients	Our gross margin (vs. 22-23% Industry average)	Our gross profit per prescription (vs. $12 industry standard)

Funding Milestones

We will be using the funds raised from this campaign to expand **marketing** and **operations**. Half of the funds will be earmarked for marketing, including: social media, outdoor advertising and sales. The rest of the funds will be utilized for operations, including: staffing, working capital and R&D.

Seed round milestones:

- $5M in revenue by end of year 2019
- Initiate next funding round in 2019

Our Partners Will Help Us Expand

McKESSON

McKesson, a wholesale pharmaceutical company, is ranked #6 in the latest Fortune 500 list, with annual revenues of $198 billion in 2017. They provide us with all our medications. McKesson has one of the largest inventories of pharmaceuticals, which is a huge asset to us as we grow. We'll essentially be able to order any volume we need at any location.

Postmates is the largest on-demand delivery and pickup platform, operating in 550 cities across 28 states. With a recent $300 million raise, they are valued at $1.2 billion. Postmates is our on-demand delivery partner in Washington, D.C. This is a huge advantage to our growth: for every city with Postmates, we have a workforce ready to go for CaryRx deliveries.

Postmates

In the Community



CaryRx Participating in DC's H Street Festival

Our Marketing Approach



Multi-Platform Marketing
Target Facebook and Instagram users in DC, MD, and VA via Facebook Advertising platform
Social Media and PR
Physician Outreach
Marketing directly to prescribers allows us to target high margin medications and high volume prescribers
Online Search
Branding campaign
Advertise with Google AdWords and Yelp for similar search in the DC metro area
Work with partners, to establish a mutli-platform branding campaign in the DC metro area

Founder


TechBuzz

Areo Nazari
CEO and Founder
Pharmacy industry expert with bizDev/management experience. Doctor of Pharm. from Univ. of Maryland.

AND THE REST OF THE TEAM



Kevin Lance
Head of Growth
Founder/CEO- Avido Mobile Accessories, Co-founder- Pinser, Expert in Business Development /Marketing



Kaveh Abtahi
Technologist / Part Time
Seasoned IT professional, Founder/Chair- IRS Blockchain working group, Leading IRS cloud strategy



Nima Negahban
Board member / Angel Investor
CTO/Cofounder of Kinetica. Initial architect of IronNet. Successful start up track record.



Adam Lowry
Advisor
Pediatric Medical Director at Heal. Oversees Heal's expansion of on-demand medical care to DC.



Gary A. Stewart
Advisor
Regional Director at ClearScript. Former Assis. Director of Pharmacy UMMS.

Raised $458,458 From 72+ Investors

$145,643	$150,000	$78,000	$84,815
May 2016	December 2016	May 2017	In Progress
LOAN	LOAN	SAFE	

Ilona Hogan

Michael Hoover
Just love life

Josh Fisher

Mark Robert Violich

Bryian Tan
Regular human being

Chin Sin Yeo
businessman venture potential startup company

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is CaryRx?

CR: We deliver prescriptions within one hour, at no charge, all via our mobile app directly from our pharmacy in downtown DC. A patient downloads the CaryRx app. They order a prescription with the exact same copay. It's delivered to their doorstep. We cover all of DC with free one-hour delivery. We cover Maryland and Virginia with free two-day delivery. We consider this movement to be what we call tech wellness. We're partnered with Postmates for our on-demand deliveries.

WF: Tell me more about your Postmates partnership.

CR: We're the first pharmacy to partner with Postmates for prescription delivery. They've had other opportunities to partner with pharmacies, but they've passed on those. What we love about Postmates is the ability to really scale our operations as needed. Any city that Postmates is in is a place where we can launch and have a workforce ready to go. It's been extremely efficient and a great experience.

WF: What is your background and how did you come up with the idea for the company?

CR: I'm a pharmacist. I have been in the industry for over ten years now. I was a pharmacy manager for both Rite Aid and Target, managing high-volume pharmacies in the Washington, DC area. I've also contributed to Target's business development for specialty pharmaceuticals. We did business development with local physicians and health organizations to drive specialty prescription sales.

Through my experiences, I received firsthand experience with how prescription delivery was taking place in the industry. It was a very manual process with little automation. As an example, credit cards were manually processed and the pharmacy team was required to manually call drivers when needed. The customer experience was extremely lacking as the entire process was over the phone. Overall it was a broken experience for both the pharmacy and patients. I knew there could be a better path forward through these experiences.

WF: What is it about this solution that got you particularly excited?

CR: I see this as a pivotal moment. Pharmacy has been one of those industries that's really lacked innovation for many years. Pharmacy is a $400 billion industry with a massive opportunity for innovation and distruption. In addition, with the pharmacy industry being robust, there are multiple potential revenue streams available for our company to penetrate. In addition to the on-demand space, we see great opportunity with long term care facilities, home healthcare companies and hospital systems.

Further, we have been approached by multiple large hospital systems with an interest in white labeling our proprietary platform. This represents an additional revenue stream with high potential as there are limited mobile solutions for these hospital systems in today's market.

In addition to white labeling, we have our eyes set on a subscription model that will allow us to work directly with home health agencies to offer clinical pharmacy services in addition to automated monthly prescription delivery.

WF: How are pharmacies licensed and regulated and how does that correspond to geography? Are there any regulatory hurdles when it comes to connecting with Postmates in various cities?

CR:

Pharmacies must be licensed in each state in which they operate. The process can take anywhere from 30 to 60 days. Right now, our home pharmacy is in DC, but we are licensed in Virginia and Maryland as well. In addition to offering standard delivery, we offer two-day shipping to Maryland and Virginia. Our strategy has been to offer customers both mail order and same day delivery. Getting an out-of-state license is a pretty quick process. It varies state by state and generally ranges from one to two months. As we open new markets, we will be able to begin delivery logistics with Postmates immediately. While there are no glaring regulatory hurdles, certain states do have a requirement to counsel patients on new prescriptions. This can be addressed through our mobile platform.

WF: What milestones have you hit since you launched?

CR: Our initial milestone that we have met was to achieve a run rate of roughly $500K annually. Our next big milestone is to reach $1 million in revenue. We're planning to quickly hit that after this raise. We are aiming to achieve a $5 million annual run rate by the end of 2019.

We look at multiple metrics to measure growth. Some of our key metrics are revenue, our cost to acquire customers, and our lifetime value.

But pharmacy specific, we really look at our margins. Margins for us are extremely important. They basically dictate how healthy our business is and right now, our margin's doing extremely well at about 33%. To put that in perspective, the average pharmacy is in the 22%-23% range. One of our competitors, NowRx, recently published their margin and found it to range from 13% to 18%. At 33% to 34%, we're doing an excellent job of managing cost with inventories and getting a great gross margin.

An additional pharmacy metric we look at is gross profit per prescription. Right now, we're at $30 gross profit per prescription. The industry average in growth profits is roughly $12, so we're over double the average. This didn't happen by accident, as we boost our top line with targeted sales and improve our bottom line with optimizing our acquisition costs with wholesalers.

WF: Can you explain the entire supply line, as it comes from drug companies to get distributed and then prescribed by doctors?

CR: Manufacturers deal with drug wholesalers. The initial margin is made by drug wholesalers buying from manufacturers and then selling to pharmacies. The primary wholesaler we use is McKesson. We work with them directly to acquire our medications. We also use many secondary wholesalers to drive acquisition costs down, to increase our margin

We're working with consumers who are also dealing with pharmacy benefit managers (PBMs). PBMs are essentially prescription insurance plans. If you've ever gone to a pharmacy and given them your insurance card, that is run by a pharmacy benefit manager. CVS Caremark and ExpressScripts are examples of PBMs. They determine how much you're reimbursed for a prescription. They distribute funds to you on behalf of a planned sponsor, which is in most cases an employer, or it can also be a government agency, such as Medicare or Medicaid. PBMs typically not only deal with pharmacies, but also provide rebates for drug manufacturers and so forth. So our sources of revenue are both reimbursement from PBMs as well as copays and cash payments from patients.

WF: Will it be difficult to find different supply lines as you expand regions? ^

CR:

Being a partner of McKesson allows us to essentially order the volume we need at any location. As we open more locations, we will simply expand our partnership with McKesson and our secondary wholesalers. They would be able to provide the needed scale of inventory. It would not be an issue. The wholesalers are easily able to accommodate us. McKesson themselves are able to provide next business day delivery of needed medications to any location in the country.

WF: Who are your customers? ^

CR:

Our typical customer is someone who lives in an urban setting, has a busy lifestyle, and wants easy access and convenience. I think that's what we provide really well. We also allow them to customize how the medications are delivered, whether it's with delivery notes or a specific time block or instructions. We're able to do a good job. I think that fits in well with the urban environment.

We've actually also seen a great response to our marketing campaigns from people who are 65+. That cohort surprised us. We didn't expect the 65+ group to have some of the best responses to the marketing we put out on social media, but they did. The highest-performing groups in our marketing campaigns have been the 18 to 25 groups and the 65+ groups. The 65+ groups are obviously more likely to have more medications, but we didn't know so many of them would be using Facebook or Instagram. We discovered if someone is over 65 and they're using social media, that means they're pretty comfortable with tech. If they're comfortable with tech, then downloading and using the CaryRx app is intuitive.

WF: What is the actual process for using this service? ^

CR: First you would download the CaryRx mobile app on your phone. When receiving prescriptions, just tell your doctor, "My pharmacy is CaryRx. Can you please send my prescriptions to CaryRx?" The doctor would be able to electronically prescribe it directly to CaryRx.

Once they do, you would receive a notification that you have new prescriptions ready to order. Once you get that notification, you're able to actually add those prescriptions to your cart and submit your order.

You're able to track your order from the time it's filled in the pharmacy to when it's actually being delivered to your home. Once the prescription is out for delivery, you can track the driver on a live map all the way to your home. You're also given the option to call or text your driver. Once drivers are within a close distance to you, much like an Uber, you will receive another notification that your driver is nea. The customer is kept in the loop the entire time.

Because the entire process is automated from the backend, it's been really incredible to see how quickly we can actually get orders out the door to someone's doorstep. We've actually seen patients place an order and receive their medication in as quick as 12 minutes.

If you have questions for the pharmacist, you can chat with them in the app. Your message comes right to us, privately and securely. We'll respond to you within seconds. It's a concierge-level pharmacy. You have someone who's always available to answer your pharmacy questions.

WF: How do you think about this for that one-time user versus the users who are just getting the same prescriptions filled every day or every week on an ongoing basis? ^

CR:

We definitely want to capture both of those audiences, but obviously more importantly, you want that recurring revenue. We do have that patient in mind who has multiple prescriptions and wants to have an easy solution on a month-to-month basis. Because of that, we are introducing an automatic refill solution, which basically will allow those patients with multiple prescriptions to select which medications they get every month and essentially say, "CaryRx, just manage my refill. Make sure I always have refills. When I'm out of refills, get me new refills and ship it to me on a monthly basis." Our goal is to retain the customer with a need for monthly medications, but maybe also wants the option to get them delivered the same day. Really, it's that ultimate convenience.

It's important because when you live in a city, you have a lot of patients who work in one location and live in another. They might move every one or two years to a new address and have to change all their prescriptions over to a new pharmacy. You could suddenly have multiple prescriptions in different places, and your doctors wouldn't have a great picture of what medications you're on.

One of the reasons that customers love us is because no matter where they are in the city, they can get CaryRx delivered to them. Regardless of where they're living or where they're working, their prescriptions are always consolidated at one location. It's easy for their doctor to get a record of what they're taking. That's really important for adherence as well. We see it as a win clinically and a win for convenience.

Back to the patient who gets one or two prescriptions every once in a while, a lot of those patients tend to be younger patients who have one or two scripts. We find that they expect to have a service like CaryRx in this day and age. Going to CVS or Walgreens wouldn't occur to them. They get their food and dry cleaning delivered, so of course they're going to want to get their prescriptions delivered, too. It's just a natural way of doing things today.

People love it and they're like, "Wow, we're so happy with this. This is as impactful for me as Uber." That was one quote that really stood out from a customer. When a customer told me that, I was like, "You know what? This really is making an impact on people's lives."

In addition to using Postmates for that super-fast delivery, we also use USPS first class mail for those medications that are not as urgent. That's so key for us and such a differentiator from our competitors because it impacts our bottom line entirely. A Postmates delivery could cost $5 to $8, whereas a USPS package will cost $2.50 to $3. If we have someone on a routine delivery who over the course of a year gets medications every 30 days, we're going to save a boatload of money on that one prescription every time by sending it via USPS. Our competitors are going to continue sending with the express delivery service every time, and it's not needed.

If you're sick in bed, the last thing you want to do is wake up and go to a pharmacy. We're perfect for you. Or if you're on that routine medication and you want to regularly receive your prescription in the mail, we're perfect for you, too.

WF: You have a number of competitors like NowRx and Alto, among others. What makes CaryRx particularly unique? Why do you think this version of the service will win? ^

CR: Number one, we have a vertically integrated platform void of double entry. Some of our competitors currently enter orders twice. They process it on their internal legacy pharmacy system and then have to re-add it to their actual proprietary back end separately.

We've done an integration with our proprietary back end and our legacy pharmacy system to ensure that the entire process is vertically integrated. That's important for a couple of reasons. One, it's less work, and two, you don't lose prescriptions, which is something that does happen in a double entry system. Most importantly, it allows us to be ready to scale. We have prepared our tech stack for scale to make sure it is efficient and ready to fulfill orders at high volume.

Also, having a pharmacist as a founder or CEO is a huge advantage. The only other company that has a pharmacist founder or CE is PillPack, who was recently acquired by Amazon. Having domain knowledge really sets us apart. In the end, you can't replace 10 years of experience in the industry. It really comes down to knowing how to manage your inventory, workflow, product experience, employees, and operations.

WF: Do you have a good idea of cost to customer acquisition and lifetime value? ^

CR:

Right now, our customer acquisition costs are about $10. The lifetime value of a customer is probably $300. We've done a great job of really narrowing down our marketing efforts. We know how people react to our ads, and how to really target the right person. When we started out, it was as high as $40 or $50. We've been able to get that down to below $10. Right now, our margin is roughly 33%.

WF: You want to get to $1 million by the end of the year and be on your way to $5 million in 2019. How do you plan to do that? ^

CR:

Right now, the core business and logistics are efficient and ready to implement at scale. We plan to use the raise itself to help increase our marketing expenditure and fund operational needs. At this point, we've done a great job of learning what marketing channels work and what channels don't work. We're going to use this first round of fundraising to expand our market share in the DC market. We also believe in b2b partnerships and hope to expand our reach with long term care facilities and assisted living patient. There is a massive opportunity to serve these patients and offer technology solutions to facilities. Further, licensing our software represents another vertical that can be used to quickly grow revenue as we are finding there is a gap in true pharmacy solutions for hospital systems.

WF: How do you think about the other innovations in pharmacy? How are you managing to think beyond the next one or two years and about the evolution of the pharma market in general? ^

CR: This is a great period for innovation in pharmacy. Historically, the pharmacy space has lacked true innovation but we are starting to see some great concepts arise. There are a lot of different segments within pharmacy supply chain that are ripe for disruption.

For us, we see it as an opportunity to have some really high-level ideas and build on them as we go into the next few years. As far as long-term road maps go, without really giving out too many details, our overall goal is to move the concentration away from this focus and start looking at the industry itself and say, "How can we help fix the issue with drug pricing? How can we help fix the issues within the supply chain?"

We have some great ideas. A lot of it has to do with price transparency in the supply chain. Believe it or not, there's zero transparency from the top to the bottom of the supply chain. It's basically one big cloud of secrecy that is going on. Because of that, there's a game of market arbitrage going on where everyone tries to create their optimal margin through lower acquisition rates, but we believe there's a better way.

We think we have some great ideas on how to achieve that. The long-term goal is really to create a price transparency market while going after enterprise business accounts to increase flow directly to our pharmacy, as opposed to going after individual consumers. We think it's a concept of really improving the wellness of our patients and lowering drug pricing. Right now, national expenditure on prescriptions is extremely high and we believe there are strategies that can be utilized to help. We have some very focused goals on our roadmap to address that and offer a better path to transparency.

WF: What geographic coverage do you have right now and how you think about expansion across the country? ^

CR: Right now, we are serving all of Washington, DC with same-day delivery. We're also serving all of Virginia and Maryland with two-day shipping. We've applied for a Pennsylvania license and the application is currently pending. We think we can initially, after raising this round of funding, expand our mail order operation state by state. With this current round raise, our goal is to expand our market share in the DC metro area and begin expanding our licensing to other states. On following fundraising rounds we will evaluate which markets to expand to next.

WF: What is the ultimate goal here? In five or ten years or sooner, how do you guys envision the endgame of CaryRx? ^

CR: I would say the long-term goal is to have coverage of the entire country with two-day shipping or mail order in general, as well as a presence in the majority of major cities. As the company matures, we also would look to become a pharmacy benefit manager which can help us move toward acquiring employer accounts and servicing their employees with our pharmacy offerings. That essentially becomes a B2B play as opposed to a B2C play. We think that's a crucial part of our growth. That's not really a unique business model. That's a model you're seeing with current pharmacy chains, such as CVS caremark. CVS Caremark has the largest current market share in the pharmacy benefit management space. That's part of our long-term goal, to really expand and offer a unique service for those employers, in terms of data analytics, convenience for their employers, increased adherence, and price transparency.

WF: Tell me more about the partnership with employers or partners in general. How does that work? ^

CR: Right now, the primary concern for many healthcare providers is making sure their patients take their medication properly. That's referred to as adherence. It's been shown that home delivery can increase adherence by roughly 40%. In the short term, there is definitely an opportunity to partner with employers, health co-ops, and hospital systems to serve their patients directly and offer them a home delivery option that's unparalleled. Improving adherence and reducing hospital re-admissions is a major focus for health systems and we plan to leverage this.

WF: What are you guys worried about? What keeps you up at night? ^

CR: I would say right now our primary concern is raising funds. It's like any other startup where you need to make sure you have enough money to spend on marketing and operations. That's why we're working with Wefunder, because we believe it's the best, most straightforward path right now to raise growth capital. Where we are in our life cycle of the company, I think it makes the most sense.

WF: What are your marketing tactics? ^

CR: We take two approaches to marketing. One is directly to consumers through social media, where we love having the ability to track and measure all of our marketing metrics. Second we are doing sales and attracting both clients and potential referral sources. One example is a partnership we established with Bozzuto properties, who have 20+ buildings in DC. They provide information on CaryRx for all of their new residents and also advertise our services through our their buildings.

Further, we are doing sales directly to doctors to increase brand awareness and get referrals directly from doctors and their staff. By offering CaryRx to their patients, doctors can really cut down on the number of calls to their office in regards to questions about their prescriptions and refills.

On the social media side, we've done quite a few campaigns on Facebook and Instagram. We've been able to cut down our costs significantly by doing a lot of A/B testing and optimizing ads as we proceed. We really believe in social media marketing, as a potential patient can immediately download our mobile app when presented an ad and transfer their prescriptions over at the time of install.

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Austin N. Dec 12

You've mentioned Amazon and PillPack, and I'm sure you're aware of the new partnership between Walgreens and FedEx, which advertises same-day delivery in Chicago, Dallas, Fort Lauderdale, Gainesville, Miami, New York City, and Tampa. How do you plan to compete with big pharma so to speak?



Areo Nazari CEO and Founder FOUNDER Dec 13

Hi Austin, thank you for the question. We have seen recent offerings from both Walgreen and CVS in the delivery space. Walgreens did recently announce next day deliveries with FedEx for a cost of $4.99 on orders placed before 4 pm. CVS has also rolled out a same day delivery service in select markets for $8.99 on orders in by 4 pm and out by 8 pm.

Similar to CVS' attempt to compete with PillPack, we view their patient experience as subpar and not equivalent to our offering. The most obvious advantages we offer are free delivery and flexible delivery options that allow patients to schedule orders to be delivered on-demand (our express option) or scheduled delivery same day or up to 2 days in advance. Most importantly, our enhanced mobile experience is easy to setup, intuitive and stacked with great features. When signing up for our service, patients prescriptions are readily available to them and can be quickly ordered. Mobile app ordering with chain pharmacies is not as straight forward nor quick as there is often a synchronization process that must occur to populate prescriptions due to the number of stores they have in each geographic area. Synchronization will never be needed for CaryRx patient accounts. Our platform was setup with geofencing to immediately assign patients to their closest CaryRx location with unified prescription records across all future locations.

So while the chains are beginning to offer delivery with a charge, the experience is lacking, the cost is high and the ordering process is not fluid or convenient. In addition, same day delivery has been available for years through independent pharmacies, though orders were often required to be completed via phone calls. The opportunity for CaryRx is in creating a cohesive mobile solution that builds patient loyalty while improving clinical outcomes.

Alexander Bouffard Feb 2

Hi! I think the concept of mailing prescriptions is an intriguing one especially for those that do live in cities or have a lot of medications that need to get renewed. But what about people that don't live in cities that will likely only need medications when they need to combat a sickness? How does your business model work if the shipping is free for two days? Do users have to pay a subscription fee on the app? And if so, how much is it? Is it worth paying the subscription fee over the cost of shipping if you only get one prescription a year?

The main thing I would like to understand is how does CaryRx make money, and who is the app made for. And would a generally healthy young person such as myself that rarely gets prescriptions find a need for this service if you become big and move outside the D.C. area?



Areo Nazari CEO and Founder FOUNDER Feb 4

Hi Alexander,

Thanks for your question. With our Postmates partnership, we offer free same-day delivery covering all of Washington, D.C. For Maryland and Virginia, we offer free two-day shipping via USPS. There are never any subscription fees or additional costs added to medication orders. Patients have the same co-pay as any other pharmacy.

As in any other business, we make money through margin. In our case, it's the cost to acquire the medication vs. reimbursement from insurance / sale price. We maintain a strong margin (~ 33% vs. industry average of 23%) by targeting higher value prescriptions and actively using multiple wholesalers to obtain medications at the lowest possible acquisition cost. And, we don't have the same overhead as a traditional retail pharmacy. We're streamlined for efficiency and because of this, we're able to absorb the cost of delivery / shipping.

Our typical customer is someone who lives in an urban setting, has a busy lifestyle, and wants easy access and convenience. We've seen a great response from millennials and from the 65+ community. While you are correct that the 65+ group is more likely to have more medications, the pain point of a poor brick and mortar experience exists regardless of the demographic. As an example, we've found for those who move from Washington D.C. to MD or VA continue to use CaryRx as their primary pharmacy. We offer a hassle free pharmacy experience at no additional cost. As many of our customers have told us, using CaryRx as their pharmacy is a "no-brainer".

We look forward to having you on-board as an investor. Thank you!

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